Exhibit (a)(iv) under Form N-1A
                                          Exhibit (3)(i) under Item 601/Reg. S-K


                        FUND FOR U.S. GOVERNMENT SECURITIES, INC.

                                  ARTICLES SUPPLEMENTARY
                                    (Amendment No. 16)



     FUND FOR U.S. GOVERNMENT  SECURITIES,  INC., a Maryland  corporation having
its  principal   offices  in  Baltimore,   Maryland   (hereinafter   called  the
"Corporation"), hereby certifies:

     FIRST: The Board of Directors hereby reclassifies 100,000,000 of the authorized but unissued shares of Select Shares of the Corporation as 100,000,000 shares of Class B Shares.

     SECOND:  The  shares of Common  Stock  reclassified  hereby  shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FIFTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

     THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

     IN WITNESS WHEREOF, Fund for U.S. Government Securities, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on August 1, 1994.

     The undersigned, J. Christopher Donahue, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                             FUND FOR U.S. GOVERNMENT
                                    SECURITIES, INC.



/s/ Charles H. Field                      By:  /s/ J. Christopher Donahue
------------------------------------         -----------------------------------
Charles H. Field                    J. Christopher Donahue
Assistant Secretary                       President